UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2022

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2022, MacKenzie Realty Capital, Inc.’s (the “Company”) operating partnership, MacKenzie Realty Operating Partnership, LP (the “OP”) acquired a 98.0% limited liability company interest in MacKenzie BAA IG Shoreline LLC (“MacKenzie Shoreline”), formed to acquire, renovate, and own the 84-unit multifamily building located at 1841 Laguna Street, Concord, CA (the “Property”).  The joint venture partners own the remaining 2% of the limited liability company interests (Class A nonvoting interests) as well as a carried interest.  On May 16, 2022, MacKenzie Shoreline acquired the Property for $27.5 million and entered into a first mortgage loan with Pacific Premier Bank in the amount of $17.65 million.

The OP agreed to invest approximately $10.545 million to acquire the interest in MacKenzie Shoreline and in return received Class B membership interests.  The OP has entered into a joint venture operating agreement for MacKenzie Shoreline (the “Shoreline Agreement”).  The Shoreline Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Under the Shoreline Agreement, the manager, BAA Investment Group, LLC (“BAA”), has sole authority to make all decisions on behalf of MacKenzie Shoreline, except for certain major decisions that are reserved to the approval of the Class B Member, which is the OP, including but not limited to (i) cause MacKenzie Shoreline to sell the Property, (ii) the incurrence of debt in excess of $1,000,000, (iii) the creation of any new entity, (iv) the filing or initiating a bankruptcy or similar creditor protection action, (v) making any assignment for the benefit its creditors, (vi) admitting in writing that it cannot pay its debts as they become due, (vii) the guaranty of any indebtedness of another, (viii) the compromise of the obligation of a member to make a capital contribution, (ix) the amendment of the Shoreline Agreement, and (x) removing BAA as manager.

The OP, in addition other distribution rights, has the right to a preferred return of $1.5 million of capital before the Class A Member receives any return of capital.  The foregoing descriptions of the Shoreline Agreement are only a summary, do not purport to be complete and are qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 in its entirety.

The following table provides information regarding the Property acquired:

					As of May 18, 2022
Property Name	Sector	Location	Square Feet	Units	Percentage Leased	Monthly Base Rent	Monthly Base Rent/Occupied Unit
Shoreline Apartment Homes	Multi-Family Residential	Concord, CA	68,025	84	93%(1)	$162,335.00	$2,081

(1) Six vacant units as of the date of the purchase.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Operating Agreement of MacKenzie BAA IG Shoreline, LLC
99.1 Press Release issued May 19, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: May 20, 2022	By:	/s/ Robert Dixon
Robert Dixon
President